PROSPECTUS SUPPLEMENT                                This Prospectus Supplement,
FOR THE PERIOD ENDING                          filed pursuant to Rule 424(b)(3),
MAY 31, 1997 TO                                relates to Registration Statement
PROSPECTUS DATED                                         No. 33-43136-02 and the
OCTOBER 8, 1991                                 Prospectus dated October 8, 1991

                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                 Date of Report (Date of earliest event reported): June 16, 1997


                           DISCOVER CARD TRUST 1991 D
             (Exact name of registrant as specified in its charter)

Delaware                        0-19734                     Not Applicable
--------                        -------                     --------------
(State of                      (Commission                  (IRS Employer
organization)                  File Number)                 Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                            19720
-------------------------------------------------------
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (302) 323-7826


                                 Not Applicable
           ------------------------------------------------------------
          (Former name or former address, if changed since last report)


                                  Page 1 of 15
                         Index to Exhibits is on page 4

Item 5. Other Events

On June 16, 1997 the Registrant made available the Monthly Certificateholders' Statement for the Due Period of May 1997, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.           Description
-----------           -----------
21                    Monthly Certificateholders' Statement for Discover Card
                      Trust 1991 D related to the Due Period ending May 31,
                      1997.

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           DISCOVER CARD TRUST 1991 D
                                  (Registrant)

                       By: DISCOVER RECEIVABLES FINANCING
                           GROUP, INC.
                           as originator of the Trust


                                By:     Birendra Kumar
                                    ------------------------
                                    Birendra Kumar
                                    Vice President and Treasurer


Date: June 16, 1997

                                  EXHIBIT INDEX

Exhibit No.           Description
----------            ------------
21                    Monthly Certificateholders' Statement for Discover Card
                      Trust 1991 D related to the Due Period ending May 31,
                      1997.